Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2010 Performance Update

The Frontier Fund Supplement Dated July 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	July 31, 2010	July 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	-3.30%	-1.38%	$116.91
Balanced Series-1a	-3.38%	-1.84%	$103.55
Campbell/Graham/Tiverton Series-1	-2.02%	-5.64%	$98.74
Currency Series-1	0.74%	3.35%	$80.62
Long/Short Commodity Series-1	0.34%	-5.41%	$107.61
Winton/Graham Series-1	-3.16%	-2.60%	$107.19
Winton Series-1	-4.19%	3.40%	$121.56
Long Only Commodity Series-1	6.32%	-4.34%	$79.96
Managed Futures Index Series-1	-5.08%	-2.99%	$109.17

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(8,764,473.46)
Unrealized trading gain/(loss)			1,402,771.87
Less: commissions			(338,685.09)
Less: FCM fees			(91,853.92)
Foreign currency gain/(loss)			100,104.47
Interest income			18,094.65

Total Income			(7,674,041.48)

EXPENSES

Management fees			220,933.46
Incentive fees			609,827.98
Broker service fees			664,355.96

Total Expenses			1,495,117.40

Net Income (Loss)			$(9,169,158.88)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,300,917.89173	$278,159,303.07	120.89
Current month additions	509.68193	59,451.76
Current month redemptions	(16,474.88196)	(1,926,040.40)
Net Income (loss) for current month		(9,169,158.88)

Net Asset Value, end of current month	2,284,952.69170	$267,123,555.55	116.91

	Monthly rate of return		-3.30%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(166,345.96)
Unrealized trading gain/(loss)			5,667.28
Less: commissions			(6,675.74)
Less: FCM fees			(1,816.71)
Foreign currency gain/(loss)			2,046.50
Interest income			5,552.59

Total Income			(161,572.04)

EXPENSES

Trading Fee			9,648.81
Management fees			4,339.94
Incentive fees			12,012.29
Broker service fees			13,138.09

Total Expenses			39,139.13

Net Income (Loss)			$(200,711.17)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	56,138.90576	$6,016,488.65	107.17
Current month additions	5.24026	541.65
Current month redemptions	(6,899.53860)	(716,929.54)
Net Income (loss) for current month		(200,711.17)

Net Asset Value, end of current month	49,244.60742	$5,099,389.59	103.55

	Monthly rate of return		-3.38%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,211,503.24)
Unrealized trading gain/(loss)			285,143.86
Less: commissions			(30,314.78)
Less: FCM fees			(24,777.70)
Foreign currency gain/(loss)			31,428.29
Interest income			350.17

Total Income			(949,673.40)

EXPENSES

Management fees			168,352.79
Incentive fees			—
Broker service fees			150,488.61

Total Expenses			318,841.40

Net Income (Loss)			$(1,268,514.80)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	622,522.13138	$62,735,685.64	100.78
Current month additions	92.93541	9,173.60
Current month redemptions	(4,448.70961)	(435,987.24)
Net Income (loss) for current month		(1,268,514.80)

Net Asset Value, end of current month	618,166.35718	$61,040,357.20	98.74

	Monthly rate of return		-2.02%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,262.56)
Unrealized trading gain/(loss)			75,981.69
Less: FCM fees			(2,820.06)
Interest income			2,630.01

Total Income			73,529.08

EXPENSES

Management fees			4,572.75
Incentive fees			—
Broker service fees			17,221.99

Total Expenses			21,794.74

Net Income (Loss)			$51,734.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	87,360.46708	$6,990,880.07	80.02
Current month additions	64.52533	5,176.14
Current month redemptions	(812.25607)	(65,374.25)
Net Income (loss) for current month		51,734.34

Net Asset Value, end of current month	86,612.73634	$6,982,416.30	80.62

	Monthly rate of return		0.74%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(177,381.68)
Unrealized trading gain/(loss)			600,149.51
Less: commissions			(74,897.39)
Less: FCM fees			(14,221.54)
Foreign currency gain/(loss)			2,386.37
Interest income			53,002.27

Total Income			389,037.54

EXPENSES

Management fees			154,475.22
Incentive fees			45,625.54
Broker service fees			86,565.52

Total Expenses			286,666.28

Net Income (Loss)			$102,371.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	331,213.76685	$35,521,864.30	107.25
Current month additions	85.10375	9,139.41
Current month redemptions	(15,638.20044)	(1,663,600.21)
Net Income (loss) for current month		102,371.26

Net Asset Value, end of current month	315,660.67016	$33,969,774.76	107.61

	Monthly rate of return		0.34%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,972,499.93)
Unrealized trading gain/(loss)			779,923.55
Less: commissions			(21,477.86)
Less: FCM fees			(17,888.51)
Foreign currency gain/(loss)			711.52
Interest income			20,444.28

Total Income			(1,210,786.95)

EXPENSES

Management fees			124,152.36
Incentive fees			—
Broker service fees			108,475.33

Total Expenses			232,627.69

Net Income (Loss)			$(1,443,414.64)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	412,163.42784	$45,625,722.19	110.70
Current month additions	111.08521	11,882.86
Current month redemptions	(2,266.43280)	(243,454.32)
Net Income (loss) for current month		(1,443,414.64)

Net Asset Value, end of current month	410,008.08025	$43,950,736.09	107.19

	Monthly rate of return		-3.16%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,549,941.14)
Unrealized trading gain/(loss)			(291,852.08)
Less: commissions			(3,049.73)
Less: FCM fees			(19,158.07)
Foreign currency gain/(loss)			118.86
Interest income			23,276.62

Total Income			(1,840,605.54)

EXPENSES

Management fees			105,621.64
Incentive fees			—
Broker service fees			116,726.70

Total Expenses			222,348.34

Net Income (Loss)			$(2,062,953.88)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	388,757.39836	$49,323,862.29	126.88
Current month additions	191.88336	23,382.62
Current month redemptions	(3,381.95929)	(413,236.09)
Net Income (loss) for current month		(2,062,953.88)

Net Asset Value, end of current month	385,567.32243	$46,871,054.94	121.56

	Monthly rate of return		-4.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$190,856.68
Unrealized trading gain/(loss)			1,856.67
Less: commissions			—
Less: FCM fees			(1,218.27)
Foreign currency gain/(loss)			—
Interest income			5,128.34

Total Income			196,623.42

EXPENSES

Management fees			3,222.65
Incentive fees			—
Broker service fees			4,973.91

Total Expenses			8,196.56

Net Income (Loss)			$188,426.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	39,927.95376	$3,002,831.87	75.21
Current month additions	0.93841	72.12
Current month redemptions	(410.07926)	(31,418.18)
Net Income (loss) for current month		188,426.86

Net Asset Value, end of current month	39,518.81291	$3,159,912.67	79.96

	Monthly rate of return		6.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(65,978.79)
Unrealized trading gain/(loss)			(15,909.74)
Less: commissions			(499.51)
Less: FCM fees			(674.64)
Foreign currency gain/(loss)			851.23
Interest income			58.77

Total Income			(82,152.68)

EXPENSES

Management fees			3,032.38
Incentive fees			—
Broker service fees			2,718.37

Total Expenses			5,750.75

Net Income (Loss)			$(87,903.43)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,029.32699	$1,728,493.47	115.01
Current month additions	—	—
Current month redemptions	(271.43620)	(29,474.91)
Net Income (loss) for current month		(87,903.43)

Net Asset Value, end of current month	14,757.89079	$1,611,115.13	109.17

	Monthly rate of return		-5.08%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1